EXHIBIT 10.12


                           PHARMACY SERVICES AGREEMENT

This Pharmacy Services Agreement (hereinafter referred to as This Agreement) made and entered into this October 5, 1994 by and between Chronimed Pharmacy (hereinafter referred to as Pharmacy) and The Prudential Insurance Company of America or its affiliates (hereinafter referred to as The Prudential).

WHEREAS, The Prudential desires to enter into an agreement with Pharmacy to provide for the dispensing of Prescription Drugs for Covered Persons; and

WHEREAS, Pharmacy desires to perform the duties specified in This Agreement:

NOW, THEREFORE, it is mutually agreed, as follows:


                             ARTICLE I - DEFINITIONS

As used in This Agreement, each of the following terms (and the plural thereof, when appropriate) shall have the meaning set forth herein, except where the content makes it clear that such a meaning is not intended.

A. "Claims Processor" means the prescription claims processor with whom The Prudential has an agreement to process prescription claims submitted by Pharmacy.

B. "Covered Person" means any person covered by a Prudential Coverage Plan which provides benefits for Prescription Drugs.

C. "Doctor" means a licensed practitioner of the healing arts acting within the scope of the license.

D. "Electronic Data Submission" means submission of data to a Claims Processor by Pharmacy by means of point-of-sale terminals or Pharmacy system on a real time basis.

E. "Formulary" means a list of medications determined to be safe and effective that is regularly reviewed and updated to reflect current medical standards of drug therapy. When one or more equivalent drugs or brands of drugs exist that reflect current medical standards of drug therapy, the Formulary need not include more than one such drug or brand.

F. "Medical Director" means a Doctor who is retained by the Prudential to coordinate and supervise the delivery of health care services for Covered Persons.

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G.    "Pharmacy" means a person or organization legally licensed and registered to dispense drugs that has a signed contract with The Prudential to provide pharmacy services to Covered Persons.

H. "Prescription Drug" means only: (1) a medical substance that, by law, can be dispensed only by prescription; (2) a compound medication that includes a substance described in (1); (3) injectable insulin and insulin syringes on written prescription; (4) diaphragms or (5) syringes used for injection of a medical substance as described in (1).

I. "Prudential Coverage Plan" means any self-funded group health benefit plan that is provided by an employer and administered by The Prudential; a plan of group health care coverage that is provided to one or more employers (or to other groups) by The Prudential or its affiliates through group health care insurance contacts; group health maintenance coverage contracts; or other group service plan contracts.

J. "Quality Improvement" (QI) means the process designed to objectively and systematically monitor and evaluate the quality and appropriateness of health care, pursue opportunities to improve health care, and resolve identified problems.

K. "Risk Management" (RM) means that part of the Quality Improvement program involving the reduction and/or prevention of losses and injuries to Covered Persons through identification analysis and evaluation of areas of potential loss, plant safety and specific incidents (both reported and unreported).

L. "Transaction" means Electronic Data Submission to a Claims Processor by Pharmacy and the corresponding Claims Processor response.

M.    "Transaction Charge" means the charge applicable to each Transaction.

N. "Utilization Management" (UM) means that part of the Quality Improvement program that supports and assures a comprehensive effort to monitor effective, efficient and timely utilization of health care services.


            ARTICLE II - OBLIGATIONS AND RESPONSIBILITIES OF PHARMACY

Pharmacy is an independent contractor to The Prudential. As such, Pharmacy hereby agrees that its obligations and responsibilities include the following:

A. Pharmacy will be responsible for verifying the Covered Person's eligibility in accordance with the procedures specified in Attachment A and providing Prescription Drugs to those Covered Persons in accordance with the terms and conditions of the Prudential Coverage Plan as outlined in the Prudential Claims Processing Manual.


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


B. In accordance with applicable state laws and subject to Doctor's authorization, Pharmacy will dispense bioequivalent generic drugs on prescription whenever the generic drug is less expensive than the brand-name equivalent. If said authorization is not indicated on the prescription, it is hereby understood that Pharmacy will make every reasonable effort to secure authorization.


            ARTICLE III - LEGAL RELATIONSHIP AMONG MEDICAL DIRECTOR,
                      PHARMACY, DOCTORS, AND THE PRUDENTIAL

The relationships among Medical Director, Pharmacy, Doctors and The Prudential are those of independent contractors. None of the provisions of This Agreement are intended to create or to be construed as creating any agency, partnership, joint venture or employee-employer relationship.


                         ARTICLE IV - GENERAL PROVISIONS

Pharmacy agrees to abide by the following:

A. The Prudential and Pharmacy agree to use systems of Utilization Management, Risk Management, and Quality Improvement. Pharmacy agrees to cooperate fully in the implementation and operation of such systems by The Prudential, as it relates to Prescription Drugs.

B. Pharmacy shall maintain or cause to be maintained adequate medication profiles relating to the dispensing of Prescription Drugs and monitor the appropriateness of Prescription Drugs in terms of refill patterns, possible interactions and related quality issues to Covered Persons that may be known to Pharmacy. Pharmacy agrees to provide the Covered Person with important information about the drugs dispensed. Pharmacy further agrees to advise Covered Persons and/or the Doctor, as appropriate, of potentially harmful drug interactions, drug allergies or other drug usage problems. Pharmacy and The Prudential agree that all Covered Persons' medication profiles shall be treated as confidential so as to comply with all state and federal laws regarding the confidentiality of medical records. The Prudential shall have the right to inspect, at all reasonable times, those accounting and administrative records maintained by Pharmacy regarding Pharmacy's obligations pursuant to this agreement and pertaining to The Prudential or to Covered Persons, and to Pharmacy participation hereunder. However, Pharmacy shall not be required to disclose the medication profiles of any Covered Person without his or her written consent to other than the Doctor, Medical Director or The Prudential where such information is necessary to enable them to fulfill their legal or contractual obligations.

C. Pharmacy shall maintain professional liability insurance pursuant to the professional activities assumed by Pharmacy in This Agreement. The amount of such insurance


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


      shall be mutually agreed to by Pharmacy and The Prudential is shown in Attachment A of This Agreement. Pharmacy shall provide The Prudential with evidence of such coverage within seven days from the effective date of This Agreement and shall agree to keep such evidence and coverage current. Pharmacy must give the Prudential fifteen (15) days advance notice notification of termination of such coverage.

D. Pharmacy warrants that it is in compliance with all applicable local, state and federal laws relating to the provision of Prescription Drugs and the Pharmacy shall cause all of its employees to perform their duties in accordance with all standards of professional ethics and practice as may be applicable.

E. The Prudential and Pharmacy shall comply with all state and federal laws and regulations regarding:

      1. The privacy and confidentiality of Covered Person's health and medical records;

                                       and

      2.    Employment discrimination.

F. Nothing contained herein shall preclude Pharmacy from rendering service to persons who are not Covered Persons, provided that such persons shall not receive treatment at preferential times or in any other manner preferential to Covered Persons or in conflict with the terms of This Agreement. Pharmacy agrees not to differentiate or discriminate in the treatment of Covered Persons as to the quality of services delivered because of race, sex, age, religion, place of residence, or health status; and to observe, protect, and promote the rights of Covered Persons.

G. The Prudential and Pharmacy agree that complaints received by The Prudential concerning services rendered by Pharmacy will be resolved in accordance with The Prudential's complaint resolution procedures. Pharmacy agrees to cooperate with The Prudential in the resolution of Covered Person complaints.

H. Pharmacy shall indemnify and hold The Prudential harmless from any and all suits and claims as a result of professional services provided or not provided by Pharmacy, its agents and employees in the dispensing of Prescription Drugs to any Covered Person during the term of This Agreement.

I. The Prudential shall indemnify and hold Pharmacy harmless from any and all claims, lawsuits, settlements and liabilities incurred as a result of actions taken or not taken by The Prudential in the administration of the Prudential Coverage Plan.

J. Pharmacy agrees to permit The Prudential to bill any third-party payer, who may have responsibility under any coordination of benefits provision (C.O.B.), for covered Prescription Drugs provided to Covered Persons on behalf of whom compensation has been paid to Pharmacy by The Prudential and to execute any and all documents that reasonably may be needed or appropriate for this purpose.


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K.    This Agreement, together with any supplements, addenda, amendments, modifications, or attachments, comprises the complete agreement between Pharmacy and The Prudential. Neither of the parties has made any representations nor warranties other than those set forth in This Agreement and such attachments, supplements, addenda, amendments, or modifications, if any.

L. In the event that any portion of This Agreement is found to be void or illegal, the validity or enforceability of any other portion shall not be affected.

M. The waiver by either party of a breach or violation of any provision of This Agreement shall not operate as to be constructed to be a waiver of any subsequent breach thereof.

N. The headings of the various Articles of This Agreement are inserted merely for the purpose of convenience and do not, expressly, or by implication, limit or define or extend the specific terms of the Articles so designated.

O. All the rights and remedies hereunder will be cumulative and not alternative, and This Agreement shall be construed and governed by the laws of the State of New Jersey.

P. The Agreement may be executed in any number of counterparts, which, when read together, shall constitute one instrument.

R. Pharmacy will waive and not submit claims for rebates, volume discounts, incentives or any other considerations provided by pharmaceutical manufacturers as a result of the dispensing of said pharmaceuticals to a Covered Person. All such rebates, volume discounts, incentives or other considerations shall be claimed by and the property of The Prudential.


                            ARTICLE V - COMPENSATION

Pharmacy compensation shall be subject to the following conditions:

A. Pharmacy shall receive its compensation from The Prudential and that compensation shall be subject to the provisions in Attachment A. Pharmacy shall be solely responsible for compensating any of its employees that provide services under This Agreement.

B. Pharmacy will look solely to The Prudential for compensation of covered health care services rendered to Covered Persons and, with the exception of any copayment or charge required under the Prudential Coverage Plan, will not assert any claim for compensation against Covered Persons for covered health care services in the event of nonpayment by The Prudential or as a result of any breaches of This Agreement.


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


C. Pharmacy agrees to assist Covered Persons with the processing of forms required to pursue coordination of benefits with other health care plans or any other permitted methods of third party recovery. Pharmacy further agrees that, where duplicate coverage exists and the Prudential Coverage Plan is known by Pharmacy to be the secondary coverage, Pharmacy shall so notify The Prudential and seek payment from the other health care plan before seeking payment from The Prudential.

D. If Pharmacy has collected a copayment or charge from Covered Person where duplicate coverage exists and Pharmacy is subsequently reimbursed for the service by another health care plan, Pharmacy shall refund or credit to Covered Person the portion, if any, of the copayment or charge which represents an overpayment to Pharmacy.


                            ARTICLE VI - ARBITRATION

If any dispute or controversy shall arise among the parties hereto with respect to: the making of, construction of, the terms of, or interpretation of This Agreement; or the rights of any party hereto; or with respect to any transaction involved; the dispute or controversy shall be settled by arbitration before one
(1) arbitrator, selected from the panel of arbitrators of the American Arbitration Association, in accordance with the commercial arbitration rules of the American Arbitration Association. Any costs associated with such arbitration proceeding shall be borne equally by the parties.


                       ARTICLE VII - TERM AND TERMINATION

Subject to the provisions set forth in this Article VII, the term of This Agreement shall be for a period of twelve (12) months, commencing on Jan. 1, 1994 and continuing from year-to-year thereafter; provided, however, This Agreement may be unilaterally terminated sooner by either party giving ninety
(90) days written notice mailed to the last known address of the other party, prepaid, certified mail, return receipt requested.

Any breach of the provisions of This Agreement by either Pharmacy or The Prudential may constitute grounds for immediate termination of This Agreement by either party by giving thirty (30) days written notice.

Pharmacy shall provide written notification to The Prudential within 15 days of any merger or acquisition of the pharmacies providing service under the terms of This Agreement. A merger or acquisition of Pharmacy will not terminate This Agreement. The Agreement will remain in full force and effect until the end of the term, unless one party gives written notice of termination to the other party as provided under first paragraph of This Article VII.


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


                    ARTICLE VIII - CHANGES IN THIS AGREEMENT

This Agreement, including any attachments, supplements, addenda, amendments or modifications, may only be changed by a written document executed by both parties.


                              ARTICLE IX - NOTICES

Any notices required to be given pursuant to the terms and provisions of This Agreement shall be in writing and shall be sent by certified mail, return receipt requested, prepaid to:


CHRONIMED PHARMACY
PHARMACY AT:                         THE PRUDENTIAL AT: 56 North Livingston Ave.
                                                        Roseland, N.J. 07068

Attention:  Dennis Burton
- -------------------------------

13911 Ridgedale Drive, Ste. 250
- -------------------------------

Minnetonka, MN 55305
- -------------------------------

Either party may, at any time, designate any other address in place of those given above by written notice to the other party.

IN WITNESS WHEREOF, the parties hereto have executed This Agreement.

PHARMACY:                              THE PRUDENTIAL: John Blechar, Director,
CHRONIMED PHARMACY                                                   Pharmacy
                                                                     Network
                                                                     Development

Dennis Burton, VP Pharmacy Svcs
- -------------------------------        ---------------------------------

By: /s/ Dennis Burton                  By: /s/ John Blechar
- -------------------------------           ------------------------------

Date: 10/6/94                          Date: 10/5/94
- -------------------------------             ----------------------------

Witness: /s/ Nancy Decker              Witness: /s/ [illegible]
- -------------------------------                -------------------------


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                                  ATTACHMENT A

A.    ELIGIBILITY VERIFICATION

      1. Pharmacy shall verify a Covered Person's eligibility to receive Prescription Drugs under the terms of This Agreement using the following method.

                          On-line Point-of-Sale Method

            Pharmacy agrees to use an on-line point-of-sale (POS) authorization terminal or a host-to-host on-line link with The Prudential's Claims Processor's system to verify eligibility of Covered Persons.

      2. In the event the Pharmacy can not verify a person's eligibility using the method described above, Pharmacy shall attempt to verify eligibility by calling The Prudential's Member Services Department or The Prudential's on-line telephone eligibility system.

      3. Identification cards will be mailed by The Prudential to all Covered Persons. These cards are to be used for identification purposes only.

B.    COMPENSATION

Pharmacy compensation shall be subject to the following conditions:

      1. Pharmacy must collect the applicable copayment or charge from each Covered Person at the time the prescription is dispensed. Pharmacy shall not waive or discount the copayment or charge (e.g., prescription discount coupons), except when the Pharmacy's usual and prevailing retail charge for the prescription is less than the copayment. In these cases Pharmacy shall collect the usual and prevailing retail charge in lieu of the copayment or charge. Each thirty (30) day supply, or fraction thereof, up to a ninety (90) day prescription for maintenance medications, as described in The Prudential's Claims Processing Manual, or oral contraceptives or injectible medications will be considered a separate prescription with respect to copayments and utilization.

      2. Pharmacy will be compensated for the dispensing performed by all Pharmacy employees in accordance with the terms and provisions of This Agreement.

            a. For those Prescription Drugs not contained on The Prudential's Maximum Allowable Cost (MAC) list or The Prudential's Generic Drug Incentive Programs, The Prudential will compensate Pharmacy the lesser of (1) and (2): (1) AWP minus [CONFIDENTIAL TREATMENT] percent minus the applicable copayment or charge; and


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                  (2) the Pharmacy's Usual and Customary, advertised or posted price minus the applicable copayment or charge.

                  For this purpose, Usual and Customary (U & C) shall mean the lowest price charged to a cash customer including any applicable discounts.

                  Average Wholesale Price (AWP) shall mean the current wholesale cost of the dispensed medication as defined by First DataBank (The Blue Book). AWP cost shall be based on unit cost of the commonly-stocked commercially available package size in Pharmacy, (e.g., 1000s, 500s, 100s, etc.). The Prudential will have the right to audit such package sizes in Pharmacy as provided in section 3.g.

            b. For Prescription Drugs contained on The Prudential's MAC list and in which the generic drug incentive programs do not apply, The Prudential will compensate Pharmacy the lesser of (1) and
                  (2): (1) [CONFIDENTIAL TREATMENT]; and (2) the Pharmacy's Usual and Customary, advertised or posted price minus the applicable copayment or charge.

                  For this purpose, Usual and Customary (U & C) shall mean the lowest price charged to a cash customer including any applicable discounts.

            Prescription drugs included in The Prudential's MAC Program are listed in Appendix I. The Prudential's MAC Program is based on the following conditions:

                  i. The Prescription Drug must be available from three (3) or more sources rated as therapeutically equivalent ("A" Rating) by the FDA as published in the current edition of the Approved Drug Products With Therapeutic Equivalence Evaluations.

                  ii. Reimbursement will be calculated based on the current "Baseline Price" as defined by First DataBank (First Alert). "Baseline Price" shall be updated monthly on the 15th of each month. "Baseline Price" shall be based on the unit cost of the 500 package size. If a "Baseline Price" is not available for the 500 package size, the "Baseline Price" shall be based on the next smallest commercially available package size with a "Baseline Price" (e.g. 250s, 100s, etc.)

                  iii. The MAC list of Prescription Drugs shall be updated semi-annually.

                  iv. Pharmacy shall not be bound to The Prudential's MAC Program if the Doctor signifies "Brand Medically Necessary" or similar designation on the prescription and/or the Covered Person requests the brand-name Prescription


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                        Drug. In such circumstances, Pharmacy will be reimbursed
                        according to Section A above. Pharmacy shall indicate the Doctor's or the Covered Person's directive by submitting the appropriate product selection code designation in the claim transmission. Prudential reserves the right to audit such directives on the prescriptions according to the provisions outlined in the Compensation section, subsection 3.g. of Attachment A.

            c. For Multi-Source Prescription Drugs (as defined below) for which a "Baseline Price") is available by First DataBank, Prudential may use one of the following generic drug incentive programs.

                  Multi-Source Prescription Drugs to which these programs shall apply include those pharmaceutically equivalent Prescription Drugs for which three or more therapeutically equivalent sources can be identified, except as follows:

                            [CONFIDENTIAL TREATMENT]

                  Prescription Drugs prohibited from substitution by state laws and regulations. (Note: Pharmacy shall indicate Prescription Drugs prohibited by law from substitution by using the appropriate DAW/product selection code designation in the claim transmission.

                  i. Differential Cost Generic Drug Incentive: For Covered Persons whose benefit includes Prudential's Differential Cost Generic Drug Incentive, when the Covered Person and/or Doctor requests a brand-name Prescription Drug, The Prudential will reimburse the Pharmacy the [CONFIDENTIAL TREATMENT] Pharmacy will be responsible for collecting the appropriate copayment which is an amount equal to the sum of (a) an amount equal to the difference between [CONFIDENTIAL TREATMENT].

                  ii. Dual Copayment Generic Drug Incentive: For Covered Persons participating in Prudential's Dual Copayment Generic Drug Incentive program, when the


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                        Covered Person and,/or Doctor requests a brand-name
                        Prescription Drug The Prudential will reimburse Pharmacy [CONFIDENTIAL TREATMENT]. Pharmacy will be responsible for collecting the brand-name copayment for the brand-name Prescription Drug.

                        For Covered Persons participating in Prudential's Dual Copayment Generic Drug Incentive Program when the Covered Person and the Doctor accepts a generic Prescription Drug, The Prudential will reimburse pharmacy [CONFIDENTIAL TREATMENT]. Pharmacy will be responsible for collecting the generic drug copayment for the generic Prescription Drug.

                  iii. Brand-name Prescription Drugs shall be defined for both of Prudential's Generic Drug Incentive programs as Prescription Drugs with a Generic Product Indicator of "2" and a Generic Indicator of "1" assigned by First DataBank.

                  iv. Up to a [CONFIDENTIAL TREATMENT] day supply, or any fraction thereof, of a maintenance medication or oral contraceptive or injectible medication shall constitute [CONFIDENTIAL TREATMENT].

      3. The following procedures shall be used by Pharmacy for submitting prescription claim data to The Prudential.

            a. Pharmacy agrees to submit prescription claims through direct transmission over a phone line or through an on-line point-of-scale (POS) adjudication system using the format approved by the National Council for Prescription Drug Programs. Pharmacy will submit prescription claims within 35 days of the fill date. Pharmacy agrees to submit only the information required.

                  Electronic Data Submission: Pharmacy shall be charged a [CONFIDENTIAL TREATMENT] Charge associated with Transactions utilizing Electronic Data Submission. Pharmacy shall receive sixty (60) days written notification of any adjustment to the Transaction Charge. Reimbursement checks issued to Pharmacy using Electronic Data Submission will be issued in the net amount of the claims after deduction by Claims Processor of all applicable Transaction Charges.

            b. The required information includes, patient's specific ID. number, cardholder's name, patient's full name, patient's date of birth, patient's sex, patient's relationship to cardholder, pharmacy's name, pharmacy's address, pharmacy's NABP number, date prescription written, date prescription filled, prescription number, new/refill designation, quantity dispensed, days supply dispensed, national drug code number, prescribing Doctor's state license number DAW designation, drug cost, dispensing fee, and balance after copayment or charge.


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            c.    Pharmacy shall receive The Prudential Claims Processing Manual after execution of This Agreement. Pharmacy shall follow all procedures provided in this manual.

            d. In the event of a conflict between the Prudential Claims Processing Manual and information processed through the on-line, point-of-sale (POS) adjudication system, the POS System information shall supersede any and all information contained in the manual, and the manual shall not apply.

            e. Payments will be made to Pharmacy within [CONFIDENTIAL TREATMENT] days after the completion of the processing cycle, which occurs on the 15th and the last day of each month, for complete claim information received from Pharmacy prior to each processing cycle.

            f. Pharmacy shall maintain records, signature log documentation and reports for prescriptions filled under this Agreement for a period of one (1) year from the date of service and Prudential shall maintain eligibility records for Covered Members for a period of one (1) year from date of service. During normal working hours and upon written request, Pharmacy and Prudential agree to allow the other party reasonable access to such records required to be maintained, and also the right to make photocopies of said documents.

C.    LIABILITY INSURANCE

The minimum amount of professional liability insurance to be maintained by Pharmacy pursuant to This Agreement is $[CONFIDENTIAL TREATMENT] per pharmacist per occurrence and $[CONFIDENTIAL TREATMENT] aggregate annually.


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


D.    PHARMACY PROVIDER NETWORK

This agreement represents the pharmacy network in all contiguous states, Alaska, and Puerto Rico. This agreement will not modify nor supersede the terms or conditions of any other Prudential agreements contracted on a regional or local basis.


The parties hereto have agreed to the above terms and conditions.

(PHARMACY NAME):                         THE PRUDENTIAL:

CHRONIMED PHARMACY
- -----------------------------------

NABP #*  (see attached list)
        ---------------------------

By: /s/ Dennis Burton                    By: /s/ John Blechar
   --------------------------------         -------------------------------

Date: 10/6/94                            Date: 10/5/94
     ------------------------------           -----------------------------

Witness: /s/ Nancy Decker                Witness:
        ---------------------------              --------------------------

* Attach list of NABP numbers if this contract covers more than one location.


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CHRONIMED Pharmacy
13911 Ridgedale Drive
Minnetonka, MN 55305
612-541-0239
         License Number:             260310-4
         DEA Number:                 BD2421066
         NABP Number:                2419403
         Tax Reporting I.D.:         41-1515691

CHRONIMED Pharmacy
393 E. Grand Ave., Suite I
So. San Francisco, CA 94080
415-615-9832
         License Number:             PHY37435
         DEA Number:                 BC2989068
         NABP Number:                05-45701
         Tax Reporting I.D.:         41-1515691

CHRONIMED Pharmacy
1200 E. Hillcrest Street, Suite 101
Orlando, FL 32803
407-897-6634
         License Number:             PH0012371
         DEA Number:                 BC3573614
         NABP Number:                10-69966
         Tax Reporting I.D.:         41-1515691

CHRONIMED Pharmacy
8912 Kirby Drive
Houston, TX 77054
713-667-2322
         License Number:             15329
         DEA Number:                 BC3570276
         NABP Number:                45-88096
         Tax Reporting I.D.:         41-1515691


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                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                 CHRONIMED, INC.
                         COMPENSATION REVISION ADDENDUM
                                 JANUARY 6, 1997

* The Prudential Insurance Company of America (The Prudential) and Chronimed, Inc. agree to incorporate the following Addendum to the Pharmacy Services Agreement dated October 5, 1994 (the Agreement) effective as of the last date signed below.

* The parties in the Agreement shall be changed from The Prudential Insurance Company of America and Chronimed Pharmacy to The Prudential Insurance Company of America and Chronimed, Inc.

* Subsection B, Compensation, of Attachment A of the Agreement, is modified solely with respect to the products listed on Exhibit A, as follows:

      a) Volume discounts from the current compensation of AWP [CONFIDENTIAL TREATMENT] for injectables will be offered to each Prudential location electing to implement the Chronimed self-administered injectables program as follows:

            * Implementation of the entire list of injectable products where Chronimed is, to the extent permitted by state or federal law, the sole preferred provider (as defined below) qualifies the location for the lesser of (a) Usual and Customary, as defined in the Agreement and (b) the following volume discounts:

AWP-[CONFIDENTIAL TREATMENT]% $[CONFIDENTIAL TREATMENT]/Covered Person/Quarter AWP-[CONFIDENTIAL TREATMENT]% $[CONFIDENTIAL TREATMENT]/Covered Person/Quarter AWP-[CONFIDENTIAL TREATMENT]% >[CONFIDENTIAL TREATMENT]/Covered Person/Quartcr

      b) The volume discount is applicable subject to the following criteria. If any or all of the following criteria are not met, the compensation shall resort to the lesser of (a) Usual and Customary, as defined in the Agreement, and (b) AWP [CONFIDENTIAL TREATMENT] %.

            * Eligibility is verified and claims are submitted electronically.

            * Up to a [CONFIDENTIAL TREATMENT] day supply as determined appropriate by Chronimed pharmacists is authorized for all orders.

            * Chronimed is designated as the sole preferred provider for the attached list of core self-administered injectables, Exhibit A.


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


                          EXHIBIT A - MEDICATIONS LIST

                                    Aerosols
                            [CONFIDENTIAL TREATMENT]

                                 Anticoagulants
                            [CONFIDENTIAL TREATMENT]

                           Colony Stimulating Factors
                            [CONFIDENTIAL TREATMENT]

                                 Erythropoietin
                            [CONFIDENTIAL TREATMENT]

                                  Factor Drugs
                            [CONFIDENTIAL TREATMENT]

                                    Fertility
                            [CONFIDENTIAL TREATMENT]

                                Gaucher's Disease
                            [CONFIDENTIAL TREATMENT]

                                  Immune Serums
                            [CONFIDENTIAL TREATMENT]

                                   Interferons
                            [CONFIDENTIAL TREATMENT]

                                Self-Injectables
                            [CONFIDENTIAL TREATMENT]

                                   Transplants
                            [CONFIDENTIAL TREATMENT]

                                 Growth Hormone
                            [CONFIDENTIAL TREATMENT]

* [CONFIDENTIAL TREATMENT] is not included in this program
* All [CONFIDENTIAL TREATMENT] drugs are included in this program

                                    EXHIBIT B

1.    Human Growth Hormone

            [CONFIDENTIAL TREATMENT]

2.    Patient Blood Glucose Meters
            and Test Strips for these Meters


              PJG

Note: The Prudential may add to, change, or delete from this list by providing
      30 days' written notice to Chronimed and as mutually agreed.

                      PHARMACY SERVICES AGREEMENT AMENDMENT

This Pharmacy Services Agreement Amendment (the "Amendment") entered into by and between The Prudential Insurance Company of America ("Prudential") and Chronimed, Inc. ("Chronimed") is effective September 15, 1998.

                                   WITNESSETH

WHEREAS, the parties entered into that certain Pharmacy Services Agreement dated October 5, 1994 (the "Original Agreement"), as amended January 6, 1997 (the "First Amendment") (the Original Agreement and the First Amendment are referred to collectively as the "Agreement"); and

WHEREAS, the parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, it is agreed by and between the parties hereto as follows:

1. Unless specifically identified and modified by the terms of this Amendment and the Exhibits hereto, every term of the Agreement shall remain unmodified and in full force and effect. In the event of any conflict between a term of the Agreement and a term of this Amendment, the term provided in this Amendment shall prevail.

2. Original Agreement, Attachment A, Subsection B, Compensation, Paragraph 2 shall be stricken in its entirety and replaced with Exhibits A and B.

3. Original Agreement, Attachment A, Subsection B, Compensation, Paragraph 3a., the second paragraph shall be stricken in its entirety.

4. Original Agreement, the "Chronimed Inc. Injectables Drug List" shall be stricken in its entirety.

5. The First Amendment, third bullet, subsections a) through i) shall be stricken in their entirety.

6. The First Amendment, fourth bullet shall be stricken in its entirety.

7. The First Amendment, fifth bullet shall be stricken in its entirety.

8. The First Amendment, the sixth bullet shall be stricken in its entirety and replaced with the following:

      Chronimed will provide as part of its services that initial prior authorization for coverage of the Covered Services identified by Prudential as requiring prior authorization. The Covered Services identified by Prudential as requiring prior authorization and the covered conditions for each Covered Service will be updated periodically by Prudential and such updates will be provided to Chronimed for these Covered Services. Any variances from the list of Covered Services requiring prior authorization will require the physician requesting the authorization to contact Prudential for a variance approval.

9. The First Amendment, Exhibits A and B shall be stricken in their entirety.

10. The following provision shall be included in the Amendment: "Note: Pharmacy shall indicate Prescription Drugs prohibited by law from substitution by using the appropriate DAW/product selection code designation in the claim transmission."

11. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.


      IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers, to become effective on the date and year first above written.


CHRONIMED, INC.


By: Henry F. Blissenbach
   -----------------------------------

Signature: /s/ Henry F. Blissenbach
          ----------------------------

Date: 1/18/99
     ---------------------------------


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By: Daniel D. Cave
   -----------------------------------

Signature: /s/ Daniel D. Cave
          ----------------------------

Date: 1/26/99
     ---------------------------------

                                    EXHIBIT A
                              COMPENSATION SCHEDULE

I.    REIMBURSEMENT TERMS.

Except as otherwise set forth in Exhibit B, the Reimbursement Payment for each Covered Services dispensed shall be based on ingredient cost ("Ingredient Cost") defined as the lesser of:

A. AWP of the Brand Name Drug less [CONFIDENTIAL TREATMENT]%) plus a professional dispensing fee of [CONFIDENTIAL TREATMENT]; or

B. AWP of Generic Drug less [CONFIDENTIAL TREATMENT]%) plus a professional dispensing fee of [CONFIDENTIAL TREATMENT]; or

C. MAC for each Prescription Drug plus a professional dispensing fee of [CONFIDENTIAL TREATMENT]; or

D. The lessor of the submitted ingredient cost plus a professional dispensing fee of [CONFIDENTIAL TREATMENT] or U & C Retail Price.

In the event that the calculated U & C Retail Price, as defined below, falls below the copayment or coinsurance, Pharmacy shall collect from the Covered Person the U & C Retail Price in lieu of the copayment or coinsurance.


II.   COMPENSATION: PAYOR.

The Reimbursement Payment per claim payable by Prudential or Self-Insurer, as applicable, to Pharmacy, subject to the terms of this Agreement and the applicable Coverage Plan, shall be equal to:

A.    The Ingredient Cost
B.    Minus any applicable copayment or coinsurance.


III.  COMPENSATION: COVERED PERSON.

A. Pharmacy acknowledges that the copayment or coinsurance is an integral part of the Prudential Coverage Plan and agrees that it will not waive or discount the applicable copayment or coinsurance under any circumstance. Pharmacy will not bill Covered Persons for amounts in excess of the copayment or coinsurance provided for in the Prudential Coverage Plan.

B. In cases where the U & C Retail Price is less than the copayment or coinsurance, Pharmacy agrees to charge the Covered Person the U & C Retail Price. There shall be no additional compensation from the party underwriting or offering the Prudential Coverage Plan or Self-Insurer, as applicable, in such cases.

IV.   MODIFICATION OF MAC.

Prudential reserves the right to modify the MAC list at any time. Prudential shall provide fifteen (15) days notice of any additions to the MAC list and of any price decrease on any item on the MAC list. All other modifications to the MAC list shall become effective immediately without notice to Pharmacy.

V.    DEFINITIONS.

For purposes of this Attachment, the following terms shall have the following definitions:

A. "AVERAGE WHOLESALE PRICE" or "AWP", as applicable, means the current average wholesale price of a Prescription Drug listed in FIRST DATABANK (Blue Book), on the day the claim is submitted for adjudication.

B. "BRAND NAME DRUG" means a Prescription Drug with a proprietary name assigned to it by the manufacturer or distributor as indicated by FIRST DATABANK (Blue
Book).

C. "COVERED SERVICES" means the pharmaceutical or health care services, treatments, and supplies for which a Covered Person is entitled to benefits under the terms of the applicable Prudential Coverage Plan.

D. "GENERIC DRUG" means a Prescription Drug, whether identified by its chemical, proprietary, or non- proprietary name, that is accepted by the FDA as therapeutically equivalent and interchangeable with drugs having an identical amount of the same active ingredient. Generic Drugs include, but are not limited to, those products designated with an "A" rating, as published by the FDA in the current edition "Approved drug products with therapeutic equivalence evaluations" (Orange Book).

E. "MAXIMUM ALLOWABLE COST" or "MAC" means the maximum compensation level established by Prudential for Generic Drugs for which there are more than one manufacturer, as modified from time to time. The MAC list is incorporated herein by reference.

F. "REIMBURSEMENT PAYMENT" means the amount by which the Ingredient Cost, as defined in this Exhibit A, exceeds the amount of the copayment, coinsurance and/or deductible.

G. "SELF-INSURER" means the party financially responsible for the cost of health care services under a self-insured health benefit program and/or the party with whom Prudential has contracted to provide administrative services for a self-insured health benefit program.

H. "USUAL AND CUSTOMARY (U&C) RETAIL PRICE" means the cash price less all applicable customer discounts which Pharmacy usually charges customers for providing health care or pharmaceutical services.

                                    EXHIBIT B

- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
           PRODUCT/PROGRAM                      DISCOUNT                    DISPENSING FEE                 SPECIAL COMMENTS
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
Diabetes Care Program              AWP [CONFIDENTIAL TREATMENT]%      $[CONFIDENTIAL TREATMENT]
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
[CONFIDENTIAL TREATMENT]           AWP [CONFIDENTIAL TREATMENT]%      $[CONFIDENTIAL TREATMENT]  Restricted list of medications
Medications                                                                                      Only available when accompanied by
                                                                                                 [CONFIDENTIAL TREATMENT]
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
[CONFIDENTIAL TREATMENT]           AWP [CONFIDENTIAL TREATMENT]%      N/A                        Paper Claims
Medications -                      AWP [CONFIDENTIAL TREATMENT]%                                 Electronic Claim
Participating Plan
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
[CONFIDENTIAL TREATMENT]           AWP [CONFIDENTIAL TREATMENT]%      N/A                        Paper Claims
Medications -                      AWP [CONFIDENTIAL TREATMENT]%                                 Electronic Claim
Preferred Plan
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
[CONFIDENTIAL TREATMENT]           AWP [CONFIDENTIAL TREATMENT]%      None                       Paper Claims
Product - Participating Plan       AWP [CONFIDENTIAL TREATMENT]%                                 Electronic Claims
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
[CONFIDENTIAL TREATMENT]           AWP [CONFIDENTIAL TREATMENT]%      None                       Paper Claims
Preferred Plan                     AWP [CONFIDENTIAL TREATMENT]%                                 Electronic Claims
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
[CONFIDENTIAL TREATMENT]           AWP [CONFIDENTIAL TREATMENT]%      N/A                        Paper Claims
and new products introduced with   AWP [CONFIDENTIAL TREATMENT]%                                 Electronic Claims
a fixed market price -
Participating Plan
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
[CONFIDENTIAL TREATMENT] and       AWP [CONFIDENTIAL TREATMENT]%      N/A                        Paper Claims
new products introduced with a     AWP [CONFIDENTIAL TREATMENT]%                                 Electronic Claims
fixed market price -
Preferred Plan
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------
[CONFIDENTIAL TREATMENT] Pricing   HDS Product Pricing according to   N/A                        Currently $[CONFIDENTIAL TREATMENT]
                                   [CONFIDENTIAL TREATMENT] on-line                              (Approximately AWP - [CONFIDENTIAL
                                   program                                                       TREATMENT]%)
- ---------------------------------- ---------------------------------- -------------------------- -----------------------------------

For purposes of this Exhibit B, the following terms shall have the following definitions:

"Participation Plan" means a Prudential Coverage Plan that uses Chronimed as a pharmacy vendor on a selected and limited basis. The Participating Plans are set forth in Exhibit C.

"Preferred Plan" means a Prudential Coverage Plan that uses Chronimed as the primary vendor of choice for a majority of the Covered Services. For purposes herein, a Preferred Plan is not required to use Chronimed as the sole or exclusive provider of Covered Services. The Preferred Plans are set forth in Exhibit C.

                                    EXHIBIT C
                        PARTICIPATING AND PREFERRED PLANS



               PREFERRED PLANS                   PARTICIPATING PLANS
               ---------------                   -------------------

          [CONFIDENTIAL TREATMENT]            [CONFIDENTIAL TREATMENT]

                           PHARMACY SERVICES AGREEMENT
                                 THIRD AMENDMENT

This Pharmacy Services Agreement Third Amendment (the "Amendment") entered into by and between The Prudential Insurance Company of America ("Prudential") and Chronimed Inc. ("Chronimed") is effective June 15, 1999.

                                   WITNESSETH

WHEREAS, the parties entered into that certain Pharmacy Services Agreement dated October 5, 1994 (the "Original Agreement"), as amended January 6, 1997 (the
""97 Amendment"), and as further amended September 15, 1998 (the ""98 Amendment") (the Original Agreement, "97 Amendment and "98 Amendment referred to collectively as the "Agreement" and

WHEREAS, the parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, it is agreed by and between the parties hereto as follows:

1. Unless specifically identified and modified by the terms of this Amendment, every term of the Agreement shall remain unmodified and in full force and effect. In the event of any conflict between a term of the Agreement and a term of this Amendment, the term provided in this Amendment shall prevail.

2. The "98 Amendment is modified, by the addition to Exhibit B, of the following terms:

- ----------------------------- ------------------------------- --------------------------- ----------------------------------
       PRODUCT/PROGRAM                    DISCOUNT                   DISPENSING FEE                SPECIAL COMMENTS
- ----------------------------- ------------------------------- --------------------------- ----------------------------------
[CONFIDENTIAL TREATMENT]      AWP [CONFIDENTIAL TREATMENT]%   $[CONFIDENTIAL TREATMENT]   Electronic Claim
- ----------------------------- ------------------------------- --------------------------- ----------------------------------
Medications                   AWP [CONFIDENTIAL TREATMENT]%   $[CONFIDENTIAL TREATMENT]   Paper Claim/COB
- ----------------------------- ------------------------------- --------------------------- ----------------------------------
[CONFIDENTIAL TREATMENT]      AWP [CONFIDENTIAL TREATMENT]%   $[CONFIDENTIAL TREATMENT]   Only available when accompanying
Medications                                                                               [CONFIDENTIAL TREATMENT]
- ----------------------------- ------------------------------- --------------------------- ----------------------------------

Shipping charges included in [CONFIDENTIAL TREATMENT] medications pricing.

3. The "98 Amendment is modified, by the addition to Exhibit A, of the following terms:

      V.    DEFINITIONS

      I. "[CONFIDENTIAL TREATMENT] Medications" shall mean [CONFIDENTIAL TREATMENT]

      J. "[CONFIDENTIAL TREATMENT] Medications" shall mean those medications to be determined by the parties and documented within 30 days following execution of the Third Amendment.

4. The Original Agreement is modified by the addition of the following language to ARTICLE IV - GENERAL PROVISIONS:

      S. Pharmacy shall offer [CONFIDENTIAL TREATMENT] to Covered Persons receiving [CONFIDENTIAL TREATMENT] Medications from Pharmacy under this Agreement. Pharmacy shall provide [CONFIDENTIAL TREATMENT] without cost to Prudential or the Covered Person. [CONFIDENTIAL TREATMENT].

      a) [CONFIDENTIAL TREATMENT]
      b) [CONFIDENTIAL TREATMENT]
      c) [CONFIDENTIAL TREATMENT]
      d) [CONFIDENTIAL TREATMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers, to become effective on the date and year first above written.

CHRONIMED INC.

By: /s/ Henry F. Blissenbach
   -------------------------------


Its: Pres/COO
    ------------------------------


Date: 5-3-99
     -----------------------------


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:                                    PRUDENTIAL HEALTHCARE GROUP, INC. AS
   -------------------------------     MANAGER FOR THE PRUDENTIAL INSURANCE
                                       COMPANY OF AMERICA

Its:                                   By: /s/ Daniel D. Cave
    ------------------------------        ----------------------------------
                                       Name: Daniel D. Cave
                                            --------------------------------
Date:                                  Title: Vice President and President
     -----------------------------           -------------------------------

                                                                  CHRONIMED INC.



MEMO

To:         Norm Cocke

From:       Shawn Featherston

CC:

Date:       March 1, 1999

Re:         [CONFIDENTIAL TREATMENT] Transition

This will outline your transition and severance package [CONFIDENTIAL
TREATMENT].

TRANSITION

[CONFIDENTIAL TREATMENT] effective March 15, 1999. [CONFIDENTIAL TREATMENT]
It will be necessary for you to spend time with Greg Keane, Ken Guenthner, Hank Blissenbach and Maury Taylor, in particular. This will help to ensure a smooth transition. As part of this arrangement, [CONFIDENTIAL TREATMENT] with Greg, Ken, Hank and Maury. These include but are not limited to office and real estate leasing issues (the vacant space in the Red Circle building as an example), completion of the minutes of the most recent Board of Directors meeting, any Corporate Secretary functions, treasury functions, etc.

[CONFIDENTIAL TREATMENT] please spend time with Greg, Ken, Steve Ritter, Steve Miller, then with Hank and Maury on a summary basis in completing the transition process. We may also call upon your services in a consulting capacity from time to time following March 15. If you have substantially completed your transitionary activities prior to March 15. [CONFIDENTIAL TREATMENT].

As I mentioned, we have retained the services of Padilla Speer Beardsley in helping us properly prepare an announcement relative to this situation. You will have an opportunity to review the communication when ready. Given the nature of this communication, and the fact that it is material insider information, it is critical that we cooperate in the timing of the announcement.

The next issue has to do with the severance package, and it is important to note that this package is contingent upon executing the attached Separation and Release Agreement.

SEVERANCE PACKAGE

1.    You will receive [CONFIDENTIAL TREATMENT] through January 31, 2000.

2. You will receive [CONFIDENTIAL TREATMENT] for this fiscal year on the same date as for all other participants.

3. You will continue to be eligible for coverage under the company's insurance and benefit plans, with any employee share of the premium contributions at the same rate as for full time regular employees, through January 31, 2000, or at such time as you become eligible for coverage under another employer's plans. After January 31, 2000, if you still have coverage under Chronimed's plans, you will be offered the appropriate benefit continuation options, per plan requirements.

4. You will receive payment for any earned but unused vacation on the next normal payroll cycle following termination of employment.

5. In exchange for the availability of your consulting services, the company agrees that your outstanding and vested stock options will remain active through the period of consulting, which is through September 30, 1999. Upon termination of this consulting arrangement, the provisions of the stock option plan will apply, and you will have three months following termination of the consulting services in which to exercise any outstanding, vested options. This effectively carries the option period through the end of 1999.

In exchange for this severance package, you agree to review and sign the attached separation agreement and release, as will Chronimed. If you have any other questions, please let me know.

Page 2